Exhibit 99.1
                                  TIFFANY & CO.
                                  NEWS RELEASE

Fifth Avenue & 57th Street                                    Contacts:
New York, N.Y. 10022                                          ---------
                                                              James N. Fernandez
                                                              (212)230-5315
                                                              Mark L. Aaron
                                                              (212)230-5301

                  TIFFANY'S FIRST QUARTER NET EARNINGS RISE 8%;
                  ---------------------------------------------
                EARNINGS INCREASE TO 30 CENTS PER DILUTED SHARE;
                ------------------------------------------------
               SALES GROWTH DRIVEN BY STRONG INTERNATIONAL RESULTS
               ---------------------------------------------------

New York, N.Y., May 31, 2006 - Tiffany & Co. (NYSE: TIF) today reported increases in net sales and net earnings for the fiscal quarter ended April 30, 2006. Results benefited from international sales growth and a higher gross margin.

Net sales of $539,241,000 were 6% higher than $509,901,000 in the first quarter of 2005. On a constant-exchange-rate basis which excludes the effects of translating foreign-currency-denominated sales into U.S. dollars (see attached "Non-GAAP Measures" schedule), net sales rose 9% and worldwide comparable store sales increased 5%.

Net earnings increased 8% to $43,142,000, or $0.30 per diluted share, from $40,058,000, or $0.27 per diluted share. Earnings in the first quarter of 2005 included a tax benefit of $1,500,000, or $0.01 per diluted share, related to the repatriation provisions of the American Jobs Creation Act of 2004. Earnings before income taxes increased 13%.

Sales by channel of distribution were as follows:
-------------------------------------------------
o U.S. Retail sales increased 2% to $260,580,000 and comparable store sales declined 1%. Comparable branch store sales were equal to the prior year and sales in the New York flagship store declined 7%.

o International Retail sales, in U.S. dollars, increased 13% to $215,164,000. On a constant-exchange-rate basis, sales rose 21% due to 15% total retail sales growth in Japan and increases in other regions; on that same basis, comparable international store sales rose 16% due to increases of 12% in Japan, 20% in the Asia-Pacific region outside Japan and 24% in Europe.

o Direct Marketing sales rose 4% to $29,957,000 due to increases both in the number of orders shipped and the average order size.

o    Other sales declined 4% to $33,540,000.


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

Michael J. Kowalski, chairman and chief executive officer, said, "We are very pleased with the geographically broad-based strength in our international stores and are encouraged with Tiffany's results in Japan. U.S. Retail sales results were disappointing, but it should be viewed relative to a strong 14% increase in last year's first quarter."

Other Financial Highlights:
---------------------------
o Gross profit as a percentage of net sales ("gross margin") was 55.8% in the first quarter, compared with 53.9% in the prior year. The increased margin primarily reflected favorable product sales mix, as well as some benefit from geographical sales mix. Sharply higher precious metal and diamond costs continue to pressure gross margin, although the Company periodically adjusts retail prices to mitigate such effects. The Company recorded a LIFO inventory charge of $1,366,000 in the first quarter, versus a charge of $1,218,000 in the prior year, due to increased inventory costs during the period.

o Selling, general and administrative ("SG&A") expenses increased 9% in the quarter. As a percentage of net sales, SG&A expenses were 42.1% versus 40.9% in the prior year. Sales growth was insufficient to offset increased marketing spending and to leverage fixed costs.

o The effective tax rate was 38.6% in the first quarter compared with 35.5% a year ago. The rate in 2005 included a $1,500,000, or $0.01 per diluted share, benefit related to the repatriation provisions of the American Jobs Creation Act of 2004.

o Net inventories at April 30, 2006 were 6% above the prior year. The increase reflects inventories to support new stores, new product introductions and internal manufacturing, as well as lower-than-expected growth in U.S. Retail sales.

o The Company repurchased and retired 2,179,272 shares of its Common Stock in the first quarter at a total cost of $79,750,000, or an average cost of $36.59 per share. Approximately $196 million remains available for future repurchases under the plan authorized by our Board of Directors.

o The Company's balance sheet is strong. At April 30, 2006, cash and cash equivalents and short-term investments were $226,716,000 (versus
     $213,708,000 a year ago), short-term and long-term debt totaled $482,420,000 (versus $439,666,000 a year ago) and stockholders' equity was $1,803,748,000 (versus $1,710,532,000 a year ago). Total debt as a percentage of stockholders' equity was 27% at April 30, 2006 (versus 26% a year ago).

Mr. Kowalski continued, "Tiffany has exciting initiatives underway in 2006. We are expanding our presence this year with five new U.S. stores and new locations in Japan (two), China (three), Austria, Mexico and Canada. We are also maintaining an active pace of new product introductions, highlighted by the recent launch of jewelry designed by the renowned architect Frank Gehry."


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


He added, "For the full year, we are expecting sales growth of almost 10%. Our forecast assumes gradually improving trends in the U.S. and solid international sales growth so that we achieve mid-single-digit comparable store sales growth in the U.S. and Japan for the full year. Continued increases in precious metal costs will likely have some adverse effect on gross margins, but we expect full year gross margin to approximate the prior year. We will continue to manage SG&A expenses prudently and remain focused on effective asset use. Therefore, we continue to expect at least 12% growth in earnings before income taxes for 2006, with virtually all of the year-over-year growth concentrated in the second half of the year, and net earnings in a range of $1.77 - $1.82 per diluted share."

Today's Conference Call
-----------------------
The Company will host a conference call today at 8:30 a.m. (EST) to review these results and its outlook. Investors may listen to the call at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Conference Call") and www.streetevents.com.

Next Scheduled Announcement
---------------------------
The Company anticipates reporting its second quarter results on August 31, 2006 with a conference call at 8:30 a.m. (EST) that day, to be broadcast at www.tiffany.com and www.streetevents.com. To receive future notifications for conference calls and/or news release alerts, please register at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Calendar of Events" and "News by E-Mail").

Company Description
-------------------
Tiffany & Co. operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. Other operations include consolidated results from ventures operated under trademarks or tradenames other than TIFFANY & CO. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This document contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to sales, store openings, gross margins, expenses, earnings, earnings per share and assets. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's 2005 Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #


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


                         TIFFANY & CO. AND SUBSIDIARIES
                                   (Unaudited)

NON-GAAP MEASURES
-----------------
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Internally, management monitors the sales performance of its international stores and boutiques on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars ("constant-exchange-rate basis"). Management uses this constant-exchange-rate measure because it believes it is a more representative assessment of the sales performance of its international stores and boutiques and provides better comparability between reporting periods.

The Company's management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

The following tables reconcile net sales percentage increases (decreases), versus the prior year, from the GAAP to the non-GAAP basis:


                                                     Three Months Ended
                                                       April 30, 2006
                              ------------------------------------------------------------------
                                                                                Constant-
                                      GAAP              Translation           Exchange-Rate
                                    Reported               Effect                Basis
                              ------------------------------------------------------------------
Net Sales:
----------
Worldwide                              6%                   (3%)                   9%
U.S. Retail                            2%                    -                     2%
International Retail                  13%                   (8%)                  21%
Japan Retail                           4%                  (11%)                  15%
Other Asia-Pacific                    19%                   (1%)                  20%
Europe                                18%                   (9%)                  27%


Comparable Store Sales:
-----------------------
Worldwide                              2%                   (3%)                   5%
U.S. Retail                           (1%)                   -                    (1%)
International Retail                   8%                   (8%)                  16%
Japan Retail                           1%                  (11%)                  12%
Other Asia-Pacific                    20%                    -                    20%
Europe                                14%                  (10%)                  24%




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


                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)




                                                                     Three Months
                                                                   Ended April 30,
                                                        -------------------------------------
                                                                   2006              2005
                                                            --------------    ---------------
Net sales                                                  $      539,241    $       509,901

Cost of sales                                                     238,115            235,080
                                                            --------------    ---------------

Gross profit                                                      301,126            274,821

Selling, general and administrative expenses                      226,879            208,510
                                                            --------------    ---------------

Earnings from operations                                           74,247             66,311

Other expenses, net                                                 3,975              4,206
                                                            --------------    ---------------

Earnings before income taxes                                       70,272             62,105

Provision for income taxes                                         27,130             22,047
                                                            --------------    ---------------

Net earnings                                               $       43,142    $        40,058
                                                            ==============    ===============


Net earnings per share:

  Basic                                                    $         0.30  $            0.28
                                                            ==============    ===============

  Diluted                                                  $         0.30  $            0.27
                                                            ==============    ===============


Weighted-average number of common shares:

  Basic                                                           141,941            144,248
  Diluted                                                         144,367            146,285




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

                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                          April 30,          January 31,             April 30,
                                                               2006                 2006                  2005
                                                  ------------------    -----------------    ------------------
ASSETS
------
Current assets:
Cash and cash equivalents                            $      180,541      $       393,609      $        213,708
Short-term investments                                       46,175                  -                     -
Accounts receivable, net                                    156,124              142,294               120,713
Inventories, net                                          1,140,829            1,060,164             1,073,605
Deferred income taxes                                        73,501               69,576                69,385
Prepaid expenses and other current assets                    54,180               33,200                41,119
                                                      --------------        -------------        --------------

Total current assets                                      1,651,350            1,698,843             1,518,530

Property, plant and equipment, net                          888,221              866,004               917,415
Other assets, net                                           212,280              212,425               140,512
                                                      --------------        -------------        --------------

                                                     $    2,751,851      $     2,777,272      $      2,576,457
                                                      ==============        =============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
Short-term borrowings                                $       47,726      $        38,942      $         47,488
Current portion of long-term debt                             6,244                6,186                    -
Accounts payable and accrued liabilities                    210,215              202,646               177,514
Income taxes payable                                         38,040               60,364                35,137
Merchandise and other customer credits                       55,614               56,472                52,084
                                                      --------------        -------------        --------------
Total current liabilities                                   357,839              364,610               312,223

Long-term debt                                              428,450              426,548               392,178
Postretirement/employment benefit obligations                42,429               41,982                40,449
Deferred income taxes                                           797                   -                 21,666
Other long-term liabilities                                 118,588              113,219                99,409
Stockholders' equity                                      1,803,748            1,830,913             1,710,532
                                                      --------------        -------------        --------------

                                                     $    2,751,851      $     2,777,272      $      2,576,457
                                                      ==============        =============        ==============




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